                                                                    EXHIBIT 10.6

                       AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AGREEMENT amends the Employment Agreement dated as of the 1st day of January, 1994, by and between DAVID WHITE, INC. a Wisconsin corporation ("David White"), and TONY L. MIHALOVICH ("Mihalovich").

         WHEREAS, David White and Mihalovich entered into an Employment Agreement as of the 1st day of January, 1994, which continues in full force and effect; and

         WHEREAS, the parties agree that it is in their mutual best interests to clarify certain ambiguities arising out of the terms and conditions of the Agreement;

         NOW, THEREFORE, the parties agree as follows:

         1. Deferred Compensation. Paragraph 3.e. is hereby amended to read as follows:

                 "e. The DCA, including all accrued interest therein, shall be paid upon termination of the employment of Mihalovich for any reason, including death or disability. It is understood and agreed that David White's obligation to pay such sums to Mihalovich is unconditional and the right of Mihalovich to receive payment of such sums is fully vested, subject to compliance by Mihalovich with the restricted covenants set forth in paragraph 5."

         2. Severance Pay Upon Termination. Paragraph 6.a. is hereby amended to read as follows:

                 "a. If David White terminates the employment of Mihalovich for any reason prior to the end of the current term of employment as provided in paragraph 1 above, David White shall remain fully liable to Mihalovich for payment of the Base Compensation specified in paragraph 2.a. then being received plus all benefits provided under paragraph 4 for the remainder of his employment under this Agreement without regard to or the cause of such termination (other than termination by reason of death or disability and except as may be provided in paragraph 4.d. with respect to outplacement services); provided, however, that without regard to the amount of time remaining under the current term of employment, the payment of Base Compensation and benefits to Mihalovich shall in no event be for a period of less than twelve (12) months."

         3. Termination Following Change of Control. Paragraph 7.a. is hereby amended to read as follows:

                 "a. The parties recognize that the termination of employment of Mihalovich after a change in control would be beyond the reasonably anticipated control of the present Board of Directors and may deprive Mihalovich of the opportunity to continue his employment without regard to merit. To that end, if the employment of Mihalovich is terminated following a change of control of David White (as defined below), either

                          (1)        by David White, or

                          (2) by Mihalovich following the occurrence of one or more of the following events without his specific written consent:

                                     (A)        Assignment to any position,
                                                duties, responsibilities, title
                                                or status inconsistent with his
                                                position, duties,
                                                responsibilities, title or
                                                status as of the date of the
                                                change of control; or

                                     (B)        His Base Compensation is
                                                reduced below the Base
                                                Compensation as of the date of
                                                the change of control or his
                                                fringe benefits or perquisites
                                                as of the date of a change of
                                                control are materially reduced;
                                                or

                                     (C)        Following a change of control
                                                he is assigned or transferred
                                                to an office location other
                                                than in the Metropolitan
                                                Milwaukee Area,

then, in that event, David White shall pay Mihalovich as severance compensation, and in lieu of any separation payments otherwise provided upon termination of employment hereunder, an amount equal to two times his Base Compensation at the date of termination plus a prorated share of any Incentive Bonus if due under paragraph 6.b. Such payment shall be made in a lump sum within thirty (30) days following such termination and shall be made whether or not Mihalovich obtains other employment. In addition and as a part of such severance compensation, Mihalovich shall be entitled to a continuation of medical, disability and life insurance on the same basis as other employees of the Company for a period of twelve (12) months after the effective date of termination."

         4. All of the other terms and conditions of the Employment Agreement dated as of the 1st day of January, 1994, except as specifically amended hereby, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 5th day of December, 1995.


                                        DAVID WHITE, INC.


                                        By:     Marshall A. Loewi
                                                --------------------------
                                        Tony L. Mihalovich
                                        --------------------------------
                                        Tony L. Mihalovich